Exhibit 99.1

PRESS RELEASE

Cool Holdings to Buy Simply Mac from GameStop

As It Executes Expansion Plans

Will Become the Largest Apple Premium Partner in the U.S.

MIAMI, May 9, 2019 – Cool Holdings, Inc. (NASDAQ: AWSM) (“Cool Holdings” or the “Company”) today announced that it has entered into a definitive agreement to purchase all of the outstanding capital stock of Simply Mac, Inc. (“Simply Mac”) from its parent company GameStop Corp. (NYSE: GME) (“GameStop”).  Simply Mac, based in Salt Lake City, Utah, is the largest Apple Premier Partner in the United States, and operates 43 stores in 18 states. Consideration for the purchase will be based in part on the value of inventories and other working capital at the date of closing.  The transaction is expected to close by early August, 2019.

“This transaction enables us to advance our growth strategy in the Americas as we move aggressively to reach our goal of 200 stores,” said Mauricio Diaz, CEO and executive chairman of Cool Holdings’ board of directors.  “Upon closing, we will have 59 stores with 46 in the U.S., 6 in Argentina and 7 in the Dominican Republic, and a clear focus on North America, including potential opportunities in Canada.  We are excited to work with the Simply Mac team, because we each bring synergistic strengths to the table that we believe will improve the operating efficiency and profitability of the combined company.  We believe our direct relationships with third-party accessory manufacturers can help strengthen Simply Mac’s product offerings and gross margins.  Simply Mac’s focus on Apple authorized service and smaller market locations could help us further expand our U.S. presence and improve our existing store efficiencies and product-services mix.”

No financial advisors were involved in this transaction from either party.  Dorsey & Whitney LLP is acting as legal counsel to Cool Holdings and Holland & Hart LLP is acting as legal counsel to GameStop.

About Cool Holdings, Inc.

Cool Holdings is a Miami-based company focused on premium retail brands.  It is currently comprised of OneClick®, a chain of retail stores and an authorized reseller under the Apple® Premier Partner, APR (Apple® Premium Reseller) and AAR MB (Apple® Authorized Reseller Mono-Brand) programs and Cooltech Distribution, an authorized distributor to the OneClick® stores and other resellers of Apple® products and other high-profile consumer electronic brands.  Additional information can be found on its website at www.coolholdings.com.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, including those related to synergies with Simply Mac, increases in sales, gross margin and profitability, expansion of our stores in various geographic regions, and continuation of our license agreements with Apple®, involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements, including actions by third parties, such as Apple®. These factors include, but are not limited to, risks arising from prevailing market conditions and the impact of general economic industry or political conditions in the United States or globally. A list and description of these and other risk factors can be found in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be reviewed at www.sec.gov. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Apple® is the registered trademark of Apple Inc.

Contact:

Vernon A. LoForti
vern.loforti@infosonics.com
858-373-1675

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